UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 18, 2009
EDAC TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14275	39-1515599

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
1806 New Britain Avenue, Farmington, CT 06032
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 860-677-2603
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations
Item 1.01. Entry into Material Definitive Agreement.
     On May 18, 2009, EDAC Technologies Corporation (“EDAC”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with MTU Aero Engines North America, Inc. (“MTU”), pursuant to which EDAC will acquire the manufacturing unit assets and certain liabilities of MTU for $9.5 million. The acquisition will be funded through EDAC’s excess working capital, a seller’s promissory note and a credit facility from TD Bank. The Purchase Agreement contains customary representations and warranties by EDAC and MTU, and customary covenants and agreements between the parties. The Purchase Agreement is subject to customary closing conditions, and the parties anticipate that the closing will occur by June 1, 2009.
     A copy of EDAC’s press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated by reference.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
The following exhibit is included herewith:

Exhibit No.	Description
99.1	Press release dated May 18, 2009 issued by EDAC Technologies Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDAC TECHNOLOGIES CORPORATION
Date: May 18, 2009	By:	/s/ Glenn L. Purple
Vice President-Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 18, 2009 issued by EDAC Technologies Corporation